Exhibit 10.10

AMENDMENT NO. 3

TO THE

INTERNATIONAL HOUSE OF PANCAKES

EMPLOYEE STOCK OWNERSHIP PLAN

As Amended and Restated Effective as of January 1, 2001

WHEREAS, the IHOP Corp. (the “Company”) established and maintains the International House of Pancakes Employee Stock Ownership Plan, amended and restated effective as of January 1, 2001 (the “Plan”) for the benefit of its eligible Employees;

WHEREAS, the Company desires to conform the Plan to the applicable provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001(“EGTRRA”), to reflect the Internal Revenue Service (“IRS”) guidance concerning deemed contributions to cafeteria plans under Section 125 under the Internal Revenue Code (“Code”), the April 17, 2002 final and temporary regulations from the IRS relating to age 70 ½ minimum distributions under Section 401(a)(9) of the Code and the Department of Labor regulations regarding disability claims.

NOW, THEREFORE, the Plan as previously amended, is further amended as follows:

1.             Effective January 1, 2002, Section 1 (Nature of the Plan) is amended by adding the following paragraph at the end thereto:

The Plan contains provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”).  The EGTRRA provisions are intended as good faith compliance with the requirements of EGTRRA and guidance issued thereunder.  Except as otherwise provided, the EGTRRA provisions shall be effective January 1, 2002.

2.             Effective January 1, 2002, the definition of “Compensation” in Section 2 (Definitions) is amended in its entirety to read as follows:

Compensation

The compensation of a Participant received from IHOP during the calendar year ending on or about the end of the Plan Year, as reported on the Participant’s Wage and Tax Statement (Form W-2), including amounts paid in cash as salary, wages, bonuses, overtime pay, tips and taxable fringe benefits as well as the amount of any elective deferrals made on a Participant’s behalf by IHOP to the 401(k) Plan for the Plan Year and any amounts withheld by IHOP pursuant to a “cafeteria plan” under Section 125 of the Code, and effective January 1, 2001 any amounts not includible in an

Employee’s gross income by reason of Section 132(f)(4) of the Code; but effective January 1, 2002, excluding any amount in excess of $200,000, as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code.  Effective January 1, 2002, any amounts withheld because of a “cafeteria plan” under Section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage.  An amount will be treated as an amount under Section 125 only if the IHOP does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

3.             Effective January 1, 2002, the definition of “Statutory Compensation” in Section 2 (Definitions) is amended in its entirety to read as follows:

Statutory Compensation

The total remuneration paid to an Employee by IHOP during the Plan Year for personal services rendered, including the amount of any elective deferrals made on his behalf by IHOP to the 401(k) Plan for the Plan Year and any amounts withheld by IHOP pursuant to a “cafeteria plan” under Section 125 of the Code, but excluding employer contributions to a plan of deferred compensation, amounts realized in connection with stock options and amounts which receive special tax benefits. Effective January 1, 2001 Statutory Compensation shall also include any amount not includible in an Employee’s gross income by reason of Section 132(f)(4) of the Code.  Effective January 1, 2002, any amounts withheld because of a “cafeteria plan” under Section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage.  An amount will be treated as an amount under Section 125 only if the IHOP does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

4.             Effective January 1, 2002, Section 10(a)(1) is amended in its entirety to read as follows:

(1)           A Participant’s interest in his Accounts shall become 100% vested and nonforfeitable without regard to his Credited Service if he (A) is employed by IHOP or an Affiliate on or after attaining 65, (B) terminates Service by reason of Disability, (C) dies while employed by IHOP or an Affiliate, or (D) elects to have cash dividends payable attributable to shares of IHOP Stock held in his IHOP Stock Account reinvested in IHOP Stock as provided in Section 13(a) (but only with respect to such dividends); provided, however, that a Participant’s interest is his Account attributable to Safe Harbor Contributions shall be 100% vested and nonforfeitable at all times.

5.             Effective for determining required minimum distributions for calendar years beginning on or after January 1, 2003, Section 12(c) is amended by adding the following paragraph to the end thereto:

Notwithstanding any provision of the Plan to the contrary, the minimum amount that must be distributed to the Participant as a required minimum distribution in accordance with Section 12 (c) may not be less than:

(1)                                    the Participant’s Capital Accumulation divided by the applicable distribution period described in Section 1.401(a)(9)-9 of the Treasury Regulations based on the Participant’s age as of his birthday in the applicable calendar year; or,

(2)                                  if the Participant’s sole designated beneficiary is his spouse, the Participant’s Capital Accumulation divided by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, based on the Participant’s and the spouse’s ages as of their birthdays in the applicable calendar year.

6.             Effective for all claims filed on or after January 1, 2002, Section 18 (Claims Procedures) is restated in its entirety to read as follows:

Section 18.  Claims Procedures

(a)                                  Claims Procedures.  A Participant or Beneficiary (the “claimant”) who does not receive a distribution of benefits to which he believes he is entitled to may present a claim to the Committee or IHOP Corp.  Claims for benefits and requests for reviews of denied claims for benefits shall be administered as follows:

(1)                                  Authorized Representative.  The claimant may have an authorized representative to act on the claimant’s behalf in pursuing a benefit claim or appeal of the denial of the benefit.  In order for a representative to be recognized as acting on behalf of the claimant, the claimant must provide in writing to the Committee the name, address and phone number of his authorized representative and a statement that the representative is authorized to act in his behalf concerning his claim for the benefit, and if applicable, an appeal of the denial of the benefit.

(2)                                  Non-Disability Claims.  Except as provided in subsection (3) below, all claims for benefits under the Plan shall be submitted to, and within 90 days thereafter decided by, in writing by the Committee.  If the Committee determines that an extension of time for processing the claim is required, the Committee may extend the date by which a decision is required to 180 days after the claim is submitted provided that the Committee provides written notice of the extension to the claimant prior to the termination of the initial 90-day period, including the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision.

(3)                                  Disability Claims.  All claims for benefits under the Plan that are based upon the Participant’s Disability (each a “Disability Claim”) shall be submitted to, and within 45 days thereafter decided by, in writing by the Committee.  If the Committee determines that an extension of time for processing the Disability Claim is required, the Committee may extend the date by which a decision is required to 75 days after the Disability Claim is submitted, provided that the Committee provides written notice of the extension to the claimant prior to the termination of the initial 45-day period, including the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision.  If the Committee determines that, due to matters beyond the control of the Plan, a decision on a Disability Claim cannot be rendered within 75 days after the Disability Claim is submitted, the Committee may extend the date by which the decision is required to 105 days after the Disability Claim is filed, provided that the Committee notifies the claimant, prior to the expiration of the 75-day period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision.  In the case of any extension of the 45-day or 75-day review period, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the Disability Claim and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.

(b)                                 Information Provided Upon Denial of Claim (Including Disability Claims).  Written notice of the decision on each claim (including any Disability Claim) shall be furnished reasonably promptly to the claimant.  If the claim is wholly or partially denied, such written notice shall set forth (i) the specific reason or reasons for the denial, (ii) reference to the specific Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA, following the denial of a claim on review, (v) in the case of a denial of a Disability Claim, if an internal rule, guideline, protocol, or other criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in denying the claim and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request.

(c)                                  Review of Denial of Non-Disability Claim.  Except as provided in subsection (d) below, a claimant may request a review by the Committee of a decision denying a claim in writing within 60 days following receipt of the denial.  All such reviews shall be decided in writing by the Committee within 60 days after receipt of the request for review.  If the Committee determines that an extension of time for processing the review is required, the Committee may extend the date by which a decision is required to 120 days after the request for review is submitted provided that the Committee provide written notice of the extension to the claimant prior to the termination of the initial 60-day period, including the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision.

(d)                                 Review of Denial of Disability Claim.  A claimant may request a review by the Board of Directors of a decision denying a Disability Claim in writing within 180 days following receipt of the denial.  All such reviews shall be decided in writing by the Board of Directors within 45 days after receipt of the request for review.  If the Board of Directors determines that an extension of time for processing the review is required, the Board of Directors may extend the date by which a decision is required to 90 days after the request for review is submitted provided that the Board of Directors provides written notice of the extension to the claimant prior to the termination of the initial 45-day period, including the special circumstances requiring an extension of time and the date by which the Board of Directs expects to render a decision.  If the Board of Directors cannot reach a decision about a claimant’s request for review because the claimant has not submitted information requested by the Board of Directors, the 45-days (or 45-day extension if applicable) shall be tolled until the date on which the claimant responds to the request for additional information.  The Board of Directors may delegate its duty to review denied Disability Claims hereunder provided that the person or entity to whom such duty is delegated shall not be the member of the Committee who conducted the initial review or a subordinate of that Committee member.  Any review of a denied Disability Claim hereunder shall be without deference to the Committee’s denial of the Disability Claim.

(e)                                  Review Procedures for All Claims.  In connection with a review of a denied claim for benefits (including a Disability Claim), a claimant shall (i) have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and (ii) be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.  The review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant related to the claim, without regard to whether such information was submitted or considered in the initial review of the claim.  If a claim is denied upon review, the written notice of the denial shall specify (i) the specific reason or reasons for the denial, (ii) reference to the specific Plan provisions upon which the denial is based, and (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

(f)            Additional Review Procedures for Disability Claims.  If the denial of a Disability Claim upon review is based in whole or in part on a medical judgment, the Board of Directors or its delegate shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.  Such professional shall be an individual who is neither an individual who was consulted in connection with the initial denial of the Disability Claim nor the subordinate of any such individual.  The Board of Directors or its delegate shall provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a denied Disability Claim without regard as to whether the advice was relied upon in making the benefit determination.  If an internal rule, guideline or protocol, or other similar criterion was relied upon in denying a Disability Claim upon review, the notice denying such claim upon review shall set forth either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other criterion was relied upon in denying the claim and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request.  Any notice denying a Disability Claim upon review shall contain the following statement:  “You and your plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

7.             Effective January 1, 2002, Section 21 is amended by adding paragraph (d) as follows:

(d)           Effective Date.  This paragraph (d) shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code effective January 1, 2002.  This paragraph modifies Section 22 (a), (b) and (c) of the Plan.

(1)                                       Key Employee.  Key employee means any Participant or former Participant (including deceased Participants) who at any time during the Plan Year that includes the determination date was an officer of IHOP Corp. having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five-percent owner of IHOP Corp., or a one-percent owner of IHOP Corp. having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and applicable regulations and other guidance of general applicability issued thereunder.

(2)                                   Determination of Account Balances.  This Section 21(d)(2) shall apply for purposes of determining the Account balances of Participants as of the determination date.

(A)                            Distributions during Year Ending on the Determination Date.  Account balances of a Participant as of a determination date shall be increased by distributions made with respect to the Participant under the Plan and any other plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from Service, death or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(B)                               Participants Not Performing Services During Year Ending on the Determination Date.  The Accounts of any individual who has not performed services for IHOP Corp. during the one-year period ending on the determination date shall not be taken into account.

(2)                                   Matching Contributions.  IHOP matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan.  IHOP matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

To record this Amendment No. 3 of the Plan, the Company has caused it to be executed on this            day of December, 2002.

IHOP CORP.

By

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